Exhibit 99.1
Selected Financial Data
The following table shows our selected financial data for the periods and as of the dates indicated, which is derived from the consolidated financial statements. These consolidated financial statements include our accounts, which have been combined with the historical assets, liabilities and operations of our 100% interest in our East Texas system of which we acquired a controlling additional 25.1% interest and the remaining 49.9% interest from DCP Midstream, LLC in April 2009 and January 2012, respectively; our 100% interest in our Southeast Texas system of which 33.33% and 66.67% were acquired from DCP Midstream, LLC in January 2011 and March 2012, respectively; commodity derivative hedge instruments related to the Southeast Texas storage business, which we acquired from DCP Midstream, LLC in March 2012; our 80% interest in the Eagle Ford system, of which 33.33% and 46.67% were acquired from DCP Midstream, LLC in November 2012 and March 2013, respectively; and our Lucerne 1 plant, which we acquired from DCP Midstream, LLC in March 2014. Prior to our acquisition of an additional 25.1% interest in East Texas, we accounted for our initial 25% interest as an unconsolidated affiliate using the equity method of accounting. Subsequent to our acquisition of the additional 25.1% interest in East Texas, we owned 50.1% of East Texas which we account for as a consolidated subsidiary. We currently own 100% of East Texas, which we continue to account for as a consolidated subsidiary. Prior to our acquisition of the remaining 66.67% interest in Southeast Texas, we accounted for our initial 33.33% interest as an unconsolidated affiliate using the equity method of accounting. Subsequent to our acquisition of the remaining 66.67% interest in Southeast Texas, we own 100% of Southeast Texas which we account for as a consolidated subsidiary. Prior to our acquisition of the additional 46.67% interest in the Eagle Ford system, we accounted for our initial 33.33% interest as an unconsolidated affiliate using the equity method of accounting. Subsequent to our acquisition of the additional 46.67% interest in the Eagle Ford system, we own 80% of the Eagle Ford system which we account for as a consolidated subsidiary. These transactions were between entities under common control and represented a change in reporting entity; accordingly, our financial information includes the historical results of entities and interests contributed to us by DCP Midstream, LLC for all periods presented. The information contained herein should be read together with, and is qualified in its entirety by reference to, the consolidated financial statements and the accompanying notes included elsewhere in this Form 8-K.
Our operating results incorporate a number of significant estimates and uncertainties. Such matters could cause the data included herein to not be indicative of our future financial condition or results of operations. A discussion on our critical accounting estimates is included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 to this Form 8-K.
The table should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended December 31,
	2013 (a)	2012 (a)	2011 (a)	2010 (a)	2009 (a)
	(Millions, except per unit amounts)
Statements of Operations Data:
Sales of natural gas, propane, NGLs and condensate	$2,763	$2,520	$3,574	$3,118	$2,361
Transportation, processing and other	271	234	208	163	133
Gains (losses) from commodity derivative activity, net (b) (c)	17	70	8	3	(56)
Total operating revenues	3,051	2,824	3,790	3,284	2,438
Operating costs and expenses:
Purchases of natural gas, propane and NGLs	2,426	2,215	3,155	2,811	2,090
Operating and maintenance expense	215	197	192	158	142
Depreciation and amortization expense	95	91	135	117	105
General and administrative expense	63	75	76	67	62
Step acquisition - equity interest re-measurement gain	—	—	—	(9)	—
Other expense (income)	8	—	(1)	(2)	1
Other income - affiliates	—	—	—	(3)	—
Total operating costs and expenses	2,807	2,578	3,557	3,139	2,400
Operating income	244	246	233	145	38
Interest expense	(52)	(42)	(34)	(29)	(28)
Earnings from unconsolidated affiliates (d)	33	26	23	23	18
Income before income taxes	225	230	222	139	28
Income tax expense	(8)	(1)	(1)	(2)	(1)
Net income	217	229	221	137	27
Net income attributable to noncontrolling interests	(17)	(13)	(30)	(12)	(7)
Net income attributable to partners	$200	$216	$191	$125	$20
Less:
Net income attributable to predecessor operations (e)	(25)	(51)	(91)	(77)	(38)
General partner interest in net income	(70)	(41)	(25)	(17)	(13)
Net income (loss) allocable to limited partners	$105	$124	$75	$31	$(31)
Net income (loss) per limited partner unit-basic	$1.34	$2.28	$1.73	$0.86	$(0.99)
Net income (loss) per limited partner unit-diluted	$1.34	$2.28	$1.72	$0.86	$(0.99)

	Year Ended December 31,
	2013 (a)	2012 (a)	2011 (a)	2010 (a)	2009 (a)
	(Millions, except per unit amounts)
Balance Sheet Data (at period end):
Property, plant and equipment, net	$3,046	$2,592	$2,157	$1,860	$1,604
Total assets	$4,567	$3,645	$2,955	$2,651	$2,202
Accounts payable	$275	$223	$414	$305	$283
Long-term debt	$1,590	$1,620	$747	$648	$613
Partners’ equity	$1,985	$1,447	$1,299	$1,172	$829
Noncontrolling interests	$228	$189	$306	$288	$279
Total equity	$2,213	$1,636	$1,605	$1,460	$1,108

Other Information:
Cash distributions declared per unit	$2.863	$2.700	$2.548	$2.438	$2.400
Cash distributions paid per unit	$2.820	$2.660	$2.515	$2.420	$2.400

(a)
Includes the effect of the following acquisitions prospectively from their respective dates of acquisition: (1) certain companies acquired from MichCon Pipeline Company in November 2009; (2) the Wattenberg pipeline acquired from Buckeye Partners, L.P. in January 2010; (3) an additional 5% interest in Collbran Valley Gas Gathering LLC, acquired from Delta Petroleum Company in February 2010; (4) the Raywood processing plant and Liberty gathering system acquired in June 2010; (5) an additional 50% interest in Black Lake Pipeline Company, or Black Lake, acquired from an affiliate of BP PLC in July 2010; (6) Atlantic Energy acquired from UGI Corporation in July 2010;

(7) Marysville Hydrocarbons Holdings, LLC acquired in December 2010; (8) the DJ Basin NGL fractionators acquired in March 2011; (9) our 100% owned Eagle Plant in August 2011; (10) the remaining 49.9% interest in East Texas acquired from DCP Midstream, LLC in January 2012; (11) a 10% ownership interest in the Texas Express Pipeline acquired from Enterprise Products Partners, L.P. in April 2012; (12) a 12.5% interest in the Enterprise fractionator and a 20% interest in the Mont Belvieu 1 fractionator, acquired from DCP Midstream, LLC in July 2012; (13) the Crossroads processing plant and 50% interest in CrossPoint Pipeline, LLC, acquired from Penn Virginia Resource Partners, L.P. in July 2012; (14) the O'Connor plant acquired from DCP Midstream, LLC in August 2013 and (15) the Front Range pipeline acquired from DCP Midstream, LLC in August 2013.

(b)
Includes the effect of the commodity derivative hedge instruments related to the Eagle Ford system, of which 33.33% was acquired from DCP Midstream, LLC in November 2012 and 46.67% was acquired in March 2013; the Goliad plant, of which 33.33% was acquired from DCP Midstream, LLC in December 2012 and 46.67% was acquired in March 2013; the Southeast Texas storage business acquired from DCP Midstream, LLC in March 2012 and the NGL Hedge acquired from DCP Midstream, LLC in April 2009 in connection with the acquisition of a 25.1% interest in East Texas.

(c)
Prior to the acquisition of the remaining 49.9% limited liability company interest in East Texas in January 2012, we hedged our proportionate ownership of East Texas. Results shown include the unhedged portion of East Texas owned by DCP Midstream, LLC. Our consolidated results depict 75% of East Texas unhedged in all periods prior to the second quarter of 2009 and the remaining 49.9% of East Texas unhedged for all periods from the second quarter of 2009 through the fourth quarter of 2011. Our consolidated results depict 100% of the Southeast Texas system unhedged in 2009 and 2010 and 66.67% unhedged in 2011 and through March 2012 corresponding with DCP Midstream, LLC’s ownership interest in Southeast Texas. Our consolidated results depict 100% of the Eagle Ford system unhedged in 2009 and through October 2012, and 66.67% from November 2012 through March 2013, and 20% from April 2013 through December 31, 2013 corresponding with DCP Midstream, LLC’s ownership interest in the Eagle Ford system.

(d)
Includes our proportionate share of the earnings of our unconsolidated affiliates. Earnings include the amortization of the net difference between the carrying amount of the investments and the underlying equity of the entities.

(e)
Includes the net income attributable to an additional 25.1% limited liability company interest in East Texas prior to the date of our acquisition from DCP Midstream, LLC in April 2009; the initial 33.33% interest in Southeast Texas prior to the date of our acquisition from DCP Midstream, LLC in January 2011; the remaining 66.67% interest in Southeast Texas and commodity derivative hedge instruments prior to the date of our acquisition from DCP Midstream, LLC in March 2012; the initial 33.33% interest in the Eagle Ford system prior to the date of our acquisition from DCP Midstream, LLC in November 2012; the additional 46.67% interest in the Eagle Ford system prior to the date of our acquisition from DCP Midstream, LLC in March 2013; and the Lucerne 1 plant prior to the date of our acquisition from DCP Midstream, LLC in March 2014.

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